Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	For additional information contact:	Thomas A. H. White Senior Vice President, Investor Relations 423.294.8996

October 17, 2005		Linnea R. Olsen Director, Investor Relations 410.872.8970

Jim Sabourin Vice President, Corporate Communications 423.294.6043

UnumProvident to Hold 2005 Investor Meeting Today

Live Webcast Available

CHATTANOOGA, TN, Oct. 17, 2005 - As previously announced, UnumProvident Corporation (NYSE: UNM) will hold its 2005 Investor Meeting today from 10 a.m. until 4 p.m. (Eastern). A live webcast of the event will be available on the company’s website at www.unumprovident.com in a listen-only mode and will include both speeches and slides. About fifteen minutes prior to the start of the meeting, you should access the “Investors & Shareholders” section of this site. An agenda of the day’s presentations and list of presenters is also posted. A replay of the webcast and accompanying slides will be available for two weeks beginning October 18, 2005 on the same site.

The presentations will provide an overview of the company’s operations, financials, segment performance and future opportunities. In addition, the company’s new reporting segments will be introduced and financial goals for 2007 will be outlined.

About UnumProvident

UnumProvident is the largest provider of group and individual income protection insurance in the United States and United Kingdom. Through its subsidiaries, UnumProvident insures more than 25 million people and provided $5.9 billion in total benefits to customers in 2004. With primary offices in Chattanooga,

Tennessee, and Portland, Maine, the Company employs more than 11,600 people worldwide. For more information, visit www.unumprovident.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding UnumProvident Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.